CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 38 to the Registration Statement of Franklin High Income Trust on Form N-1A File No. 2-30203 of our report dated July 8, 1997, on our audit of the financial statements and financial highlights of Franklin High Income Trust, which report is included in the Annual Report to Shareholders for the year ended May 31, 1997, which is incorporated by reference in the Registration Statement.


                                    /S/ COOPERS & LYBRAND L.L.P.


San Francisco, California
September 23, 1997